Exhibit 15
August 7, 2024

The Board of Directors and Shareowners of
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

We are aware that our report dated August 7, 2024, on our review of the interim financial information of Rockwell Automation, Inc appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, is incorporated by reference in Registration Statement Nos. 333-101780, 333-149581, 333-150019, 333-157203, 333-165727, 333-180557, 333-184400, 333-205022, 333-209706, 333-234642, and 333-236277 on Form S-8.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin